     EXHIBIT 10.8

EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT (“Agreement”) is entered into as of                     , 2003 by and between CAVCO INDUSTRIES, INC., a Delaware corporation (the “Company”), and DAVID BLANK (the “Executive”).

WITNESSETH:

     WHEREAS, the Board of Directors of Centex Corporation (“Centex”) has determined that it would be advisable and in the best interests of Centex and its stockholders for Centex to organize the Company, and to transfer substantially all of the business, operations, assets and liabilities related to Cavco Industries, LLC to the Company; and

     WHEREAS, the Company has agreed to assume substantially all of the business, operations, assets and liabilities related to Cavco Industries, LLC; and

     WHEREAS, the Board of Directors of Centex has also determined that it would be advisable and in the best interests of Centex and its stockholders for Centex to distribute on a pro-rata basis to the holders of record of Centex common stock, par value $0.25 per share (the “Centex Common Stock”), without any consideration being paid by such holders, all of the outstanding shares of the Company’s common stock, par value $.01 per share (the “Cavco Common Stock”), owned by Centex (the “Distribution”); and

     WHEREAS, for United States federal income tax purposes, the Distribution is intended to qualify as a tax-free spin-off within the meaning of Sections 355 and 368(a)(1)(D) of the United States Internal Revenue Code of 1986, as amended (the “Code”); and

     WHEREAS, from and after the date (the “Effective Date”) upon which the Distribution is effectuated, the Company desires to employ the Executive, and the Executive is willing to accept such employment, all upon the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises, the terms and provisions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the Distribution being effectuated on or before June 30, 2003, the parties hereto agree as follows:

     SECTION 1. Definitions. For purposes of this Agreement, the following definitions shall apply:

“Breach” shall mean a breach by either the Executive or the Company, as the case may be, of a term of this Agreement which breach remains uncured for 15 days after written notice is received by the party in breach from the party asserting the breach.

“Change in Control” shall be deemed to have occurred if, subsequent to the Distribution: (i) the Company merges or consolidates with any other corporation (other than a wholly-owned subsidiary) and is not the surviving corporation (or survives only as a subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary), (iii) the Company is dissolved, or (iv) a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of Cavco Common Stock having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board of Directors of the Company. Notwithstanding any provision of this paragraph, an event, transaction, or corporate action described in this Subsection which would otherwise be deemed a Change in Control, will not be deemed a Change in Control if: it is a management led or supported transaction by persons who were the directors of the Company and persons who were the executive officers of the Company as of six months prior to such event; and if immediately after such event such persons constitute a majority of the directors and constitute a majority of executive officers for, and own in the aggregate at least fifteen percent of the voting securities or interest of, the Company or the surviving or resulting corporation or the parent of the resulting corporation.

“Common Stock” means the common stock of the Company, par value $.01.

“Disability” shall mean the Executive’s inability, by reason of a mental or physical impairment, to perform his duties and responsibilities, as set forth in Section 4, below for a period of at least six (6) consecutive months.

“Termination for Cause” shall mean the Company’s termination of the Executive’s employment pursuant to a determination by the Company’s Board of Directors, in its sole and absolute discretion, but acting in good faith, that the Executive is guilty of engaging in acts during the Term of this Agreement that constitute theft, dishonesty, fraud, or embezzlement, or that constitute willful and repeated insubordination.

“Termination Without Cause” shall mean the Company’s termination of the Executive’s employment other than a Termination for Cause. In addition, if the Company alters the Executive’s duties so that he no longer renders such services of an executive and administrative character to the Company as are usual and customary in the case of the Vice President — Operations of an entity such as the Company, and the Executive thereafter terminates employment with the Company, such termination by the Executive shall be deemed not a voluntary termination of employment by the Executive but a Termination Without Cause.

     All other defined terms set forth in the text of this Agreement will have the meaning assigned to them in this Agreement.

     SECTION 2. Employment. From and after the Effective Date, the Executive will be employed by the Company upon the terms and conditions set forth herein.

     SECTION 3. Term. Subject to the terms and conditions set forth herein, the Executive shall be employed for a term commencing on the Effective Date and ending on the third anniversary thereof (the “Initial Term”), unless earlier terminated as provided in this Agreement. Thereafter, the term of this Agreement shall automatically be extended for successive one (1) year periods (“Renewal Terms”) unless either the Company or the Executive gives written notice to the other at least ninety (90) days prior to the end of the Initial Term or any Renewal Term, as the case may be, of its or his intention not to renew the term of this Agreement. The Initial Term and any Renewal Terms of this Agreement shall be collectively referred to as the “Term.”

     SECTION 4. Duties and Responsibilities.

     (a)  The Executive shall initially serve in the capacity of Vice President - Operations of the Company, subject to the direction of the President and Chief Executive Officer of the Company. The Executive’s duties under this Agreement shall consist of the performance of such services as are consistent with the responsibilities of said office and such other services commensurate with his position as a senior executive of the Company as may be assigned to him from time to time by the President and Chief Executive Officer of the Company. Such duties shall be performed within the policies and guidelines established from time to time by the Company.

     (b)  At all times during the Term, the Executive shall devote substantially all of his business time, attention and energies to the performance of his duties under this Agreement, and shall not undertake or be engaged in any other activities, whether or not pursued for gain, profit or other pecuniary advantage, which could impair his ability to fulfill his duties to the Company under this Agreement, without the prior written consent of the Company.

     (c) The Executive shall perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his fiduciary responsibilities.

     SECTION 5. Compensation.

     (a)  Base Salary. During the Term, the Company shall pay a salary (the “Base Salary”) of $150,000 per annum to the Executive, payable in accordance with the general payroll practices of the Company in effect from time to time. The Company shall review the Base Salary then being paid to the Executive at such times as the Company regularly reviews the compensation being paid to its executives generally (but no less frequently than once each year). Upon completion of such review, the Company may in its sole discretion adjust the Executive’s then current Base Salary; provided, however, that the Company may not decrease the Executive’s then current Base Salary without the prior written consent of the Executive.

     (b)  Bonus. In addition to the payment of Base Salary, for each fiscal year of the Company during the Term, the Executive shall be awarded a bonus in an amount to be determined from time to time by the Board of Directors of the Company after consultation with the Chief Executive Officer of the Company.

     (c)  Stock Options. In connection with the Distribution, the Company has established or will establish a stock incentive plan (the “Plan”). As soon as reasonably practicable following the Effective Date, the Company will grant the Executive a non-qualified option to purchase twenty-five thousand (25,000) shares of Cavco Common Stock. This grant shall be subject to pro rata vesting over a three-year period (i.e., 25% on the grant date, with the remainder becoming vested in cumulative 25% increments on each of the first through third anniversaries of the grant date). Said option grant shall be memorialized in a written agreement. The per share exercise price will be equal to the fair market value of Cavco Common Stock on the date of the grant, as determined in accordance with the Plan.

     (d)  Expense Reimbursement. During the Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable out-of-pocket expenses incurred in the reasonable discretion of the Executive in connection with the due and proper performance of his duties hereunder in accordance with the Company’s regular practices with respect to other similarly situated executives of the Company.

     (e)  Incentive, Savings and Retirement Plans. During the Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans (whether or not qualified under the Code) as amended, established or adopted and maintained by the Company from time to time, in accordance with the Company’s regular practices applicable to other similarly situated executives of the Company. The provisions of this paragraph (e) shall not affect in any way the rights of the Company to amend or terminate any such incentive, savings or retirement plans in accordance with the terms of such plans and the provisions of applicable law.

     (f)  Group Benefit Plans. During the Term, the Executive shall be entitled to participate in all group benefit plans (including, but not limited to, disability, accident, medical, life insurance and hospitalization plans) established or adopted and maintained by the Company from time to time, in accordance with the Company’s regular practices applicable to other similarly situated executives of the Company. The provisions of this paragraph (f) shall not affect in any way the rights of the Company to amend or terminate any such group benefit plans in accordance with the terms of such plans and the provisions of applicable law.

     (g)  Vacation. The Executive shall be entitled to vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company’s normal policies or as are otherwise approved by the Company.

     SECTION 6. Termination and Resignation. The Company shall have the right to terminate the Executive’s employment hereunder at any time and for any reason, and upon any such termination the Executive shall be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable Subsection of Section 7 below. The Executive shall have the right to terminate his employment hereunder at any time by resignation, and thereupon the Executive will be entitled to receive from the Company prompt payment of the amount determined pursuant to the applicable Subsection of Section 7 below.

     SECTION 7. Payments Upon Termination and Resignation.

     (a)  Pro Rata Payment. If the Company terminates the Executive’s employment for Cause, or if the Executive voluntarily resigns prior to the occurrence of a Change in Control of the Company at a time when there is no uncured Breach by the Company of this Agreement, then in either case the Executive shall be entitled to receive only his then current Base Salary on a pro rata basis to the date of such termination or resignation.

     (b)  Base Salary Payment. If the Executive dies, or becomes Disabled, or if the Company terminates the Executive’s employment Without Cause prior to the occurrence of a Change in Control, or if the Executive resigns because of a Breach by the Company of this Agreement, then in each case the Executive (or his heirs or executors) shall be entitled to receive the Executive’s Base Salary for a period of six (6) months.

     (c)  Lump Sum Payment. If within one (1) year after the occurrence of a Change in Control of the Company, the Company terminates the Executive’s employment hereunder for any reason other than for Cause, then the Company will pay to the Executive a lump sum termination payment equal to one-half of the Executive’s then current Base Salary.

     SECTION 8. Confidentiality. The Executive recognizes and acknowledges that the names of the Company’s customers, the Company’s methods of operation, sales, engineering and other trade secrets, as they may exist from time to time, are valuable, special and unique assets of the Company. The Executive shall not, during or after the term of his employment under this Agreement, disclose any such names or other trade secrets, or any part thereof, that he becomes aware of during his employment, to any person, firm, corporation, association or other entity.

     SECTION 9. Competitive Activity.

     (a)  The Executive recognizes and acknowledges that the relationship created by this Agreement is one of trust, and the Executive agrees that, while he is employed by the Company or is being paid under this Agreement in accordance with a Non-Compete Election (as defined below), the Executive shall not (whether acting alone or through any affiliate) or in any other capacity whatsoever and whether by investing in, or holding securities of, any corporation or other entity, advancing or lending any funds to, making available any facilities, equipment or other assets to any entity or other person, engage in any of the following activities (the “Competitive Activities”):

(i) except in connection with the due and proper performance of his duties hereunder, engage in the business of designing, manufacturing or selling manufactured housing;

(ii) except in connection with the due and proper performance of his duties hereunder, solicit or contact (with respect to the manufactured housing industry) retailers, dealers, suppliers, customers or potential customers on behalf of any corporation or other entity or any other person engaged in the business of designing, manufacturing and selling manufactured housing;

(iii) solicit or otherwise induce any employee of the Company or any of its subsidiaries to terminate his or her service with the Company or any such subsidiary or hire any person who was an employee of the Company or any such subsidiary at any time during the 12-month period immediately prior to the date of termination or expiration of the Executive’s employment hereunder.

     (b)  Notwithstanding anything to the contrary in this Section 9, the Executive may own, for investment purposes only, up to two percent of the stock of any publicly-held corporation that engages in the business of designing, manufacturing and selling manufactured housing or that otherwise directly or indirectly competes with the Company if the stock of such corporation is either listed on a national securities exchange or traded on the NASDAQ National Market and if the Executive is not an employee or consultant of, and is not otherwise affiliated with, such corporation.

     (c)  The Executive specifically acknowledges and agrees that in the event of the Executive’s termination of employment, the Company may elect in its sole discretion to have the Executive refrain from engaging in any Competitive Activities (the “Non-Compete Election”) for any period not to exceed two (2) years as the Company may reasonably determine. If the Company makes the Non-Compete Election, it shall provide written notice thereof to the Executive and the Executive agrees not to engage in any Competitive Activities for the period of time specified by the Company in the notice. As compensation therefor, the Company shall compensate the Executive by making periodic Base Salary Payments to the Executive as though he were still employed by the Company during the specified period.

     (d)  It is hereby agreed by and between the Executive and the Company that if (notwithstanding the provisions of paragraph (d) below) the non-competition covenants contained in this Agreement should be held by any court or other constituted legal authority to be void or unenforceable in any particular area or jurisdiction, then the parties hereto shall consider this Agreement to be amended and modified so as to eliminate therefrom that particular area or jurisdiction as to which the non-competition covenants are held to be void or otherwise unenforceable, and as to all other areas and jurisdictions covered by this Agreement, the terms and provisions hereof shall remain in full force and effect as originally written.

     (e)  It is further agreed that if the non-competition covenants contained in this Agreement should be held by any court or other constituted legal authority to be effective in any particular area or jurisdiction only if said covenants are modified to limit their duration or scope, then the parties hereto shall consider such non-competition covenants to be amended and modified with respect to that particular area or jurisdiction so as to comply with the order of any court or other constituted legal authority, and as to all other areas and jurisdictions, the non-competition covenants contained herein shall remain in full force and effect as originally written.

     (f)  The Executive and the Company agree that the covenants set forth herein are appropriate and reasonable when considered in light of the nature and extent of the business of designing, manufacturing and selling manufactured housing as conducted by the Company and its subsidiaries. The Executive acknowledges that (i) the Company has a legitimate interest in protecting its business, (ii) the covenants set forth herein are not oppressive to the Executive and contain such reasonable limitations as to time, scope, geographical area and activity, (iii) the covenants do not harm in any manner whatsoever the public interest, and (iv) the Executive has received and will receive substantial consideration for agreeing to such covenants.

     SECTION 10. Miscellaneous.

     (a) Reimbursement of Legal Expenses. If at any time the Executive (or his beneficiary or beneficiaries, or his estate, as the case may be) shall commence any legal action to enforce any of the terms or provisions of this Agreement, including, without limitation, any term or provision requiring the payment of compensation to the Executive hereunder, whether in installments or in a lump sum, or the payment of the severance benefit hereunder, and such legal action results in a decision favorable to the person so commencing such action, the Company agrees to reimburse such person for all costs and expenses of such action, including reasonable attorney’s fees, incurred by such person in connection therewith.

     (b)  Succession. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all or a majority of the Company’s assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent mergers, consolidations, and transfers, and shall be binding upon the Executive, his heirs and personal representatives.

     (c)  No Waiver. The failure of either party to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligation of the other party with respect thereto shall continue in full force and effect.

     (d)  Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and personally delivered or mailed by certified mail to its office at 1001 N. Central Avenue, 8th Floor, Phoenix, Arizona 85004, Attn: Secretary. Any notice to be given to the Executive hereunder shall be deemed sufficient if addressed to the Executive in writing and personally delivered or mailed by certified mail to 1001 N. Central Avenue, 8th Floor, Phoenix, Arizona 85004. Either party may, by notice as aforesaid, designate a different address or addresses.

     (e)  Severability. In any event any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reason, the illegality, invalidity, or unenforceability shall not affect the remaining provisions hereof, but such illegal, invalid or unenforceable provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

     (f)  Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

     (g)  Word Usage. Words used in the masculine shall apply in the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

     (h) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Arizona.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

CAVCO INDUSTRIES, INC.

By:

Its

DAVID BLANK